United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

May 30, 2014

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of registrant as specified in its charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company intends to appoint a new member to the Board of Directors in the near future.

On June 1, 2014, we will appoint Andrew J. Scoggin to our Board of Directors.

Andrew J Scoggin has no family relationships with anyone at PCS.

Andrew J. Scoggin began his career practicing law with a San Francisco law firm and has spent the past twenty years in senior executive management positions with national and regional retail food and drug retailers. He has spent the majority of the last decade working with a large private equity group turning around troubled retail assets and putting them on the path to strong sales growth and profitability. He currently is Executive Vice President of Human Resources & Public Affairs with Albertsons LLC. Mr. Scoggin serves and has served on the Boards of Directors of a number of entrepreneurial companies as well as on the boards and investment committees of several multi-billion dollar pension funds.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	05/30/2014	By:	/s/ Robert O. Grover
Robert O. Grover
CEO